Exhibit 99.1


  First Oak Brook Bancshares, Inc. Announces 2003 Earnings Rose 76%

   OAK BROOK, Ill.--(BUSINESS WIRE)--Jan. 20, 2004--First Oak Brook Bancshares, Inc. (NASDAQ:FOBB):

   2003 Earnings
   (Unaudited)

   FIRST OAK BROOK BANCSHARES, INC., (NASDAQ:FOBB) announced net income for 2003 was a record high $18.435 million compared to $10.501 million in 2002. Diluted earnings per share were $1.87 in 2003 compared to $1.08 in 2002.
   Earnings for 2003 resulted in a return on average shareholders' equity (ROE) of 15.79% as compared to 10.03% in 2002 and a return on average assets (ROA) of 1.11% in 2003 compared to .71% in 2002.
   Net interest income increased 8% in 2003 as compared to 2002. This improvement was due to a 10% increase in average earning assets (including a 46% growth in average investment securities) partially offset by an 8 basis point decrease in the net interest margin. Margin compression resulted from the lower interest rate environment, partially offset by higher loan fees primarily related to prepayments and discount accretion on investment security calls.
   The provision for loan losses was $1,600,000 for 2003 compared to $14,650,000 for 2002 due primarily to a $13,456,000 special provision in 2002 related to the property now carried in Other Real Estate Owned (See Asset Quality.)
   Other income, excluding investment securities gains, increased 6% primarily as a result of the following:

   --  Covered call income - up $772,000.

   --  Bank owned life insurance - up $645,000.

   --  Gains on mortgages sold, net of commissions - up $190,000.

   -- Investment management and trust fees - up $439,000 primarily from the $150.1 million, or 31%, increase in discretionary assets under management, which rose to $635.2 million at year-end 2003 from $485.1 million at year-end 2002.

   -- Other operating income - down $484,000 primarily due to a decrease in income earned from the revenue sharing agreement from the sale of the credit card portfolio, which agreement expired in June 2002.

   -- Service charges on deposit accounts - down $516,000 primarily due to the loss of one significant customer whose contract expired June 30, 2003.

   Other expenses rose 16% for the full year of 2003 as a result of the following:

   -- Salaries and employee benefits - up $3,736,000 due to an increase in full time equivalents (primarily lenders and personnel to staff new branches), higher compensation costs and increased costs of employee benefits.

   --  Provision for Other Real Estate Owned - up $1,415,000. (See
        Asset Quality.)

   -- Occupancy and equipment - up $814,000 due to the opening of the Countryside branch in January 2003, the Graue Mill branch in May 2003, and the St. Charles branch in October 2003. In addition, in the fourth quarter the Bank expanded into previously leased space at the Company's Oak Brook headquarters.

   -- Advertising and business development - up $137,000 due to promotions for new products and the opening of new branches.

   -- Data processing fees - up $101,000 due to increased contract and service costs.

   --  Professional fees - down $457,000.

   President's Comments

   Richard M. Rieser, Jr., Company President said, "2003 was a significant year for our Company and our investors. We completed our 20th year in business with record earnings and assets. We opened three new branches which generated over $90 million in new deposits. Our stock price increased 43%, beating the bank indexes and the S&P 500. This increase follows a 30% increase in 2002 and a 37% increase in 2001. We raised our cash dividends twice this year, taking advantage of the new lower 15% Federal income tax ceiling on dividends, and we distributed a 3-for-2 stock split.
   "We ended 2003 on a high note, particularly heartened by the improvement in asset quality and the rebound in our loan portfolio. Nonperforming loans were only $542,000, and our watch list loans decreased to $8.9 million from $23.7 million a year ago. We completed construction of our OREO property within budget, and recent sales activity has improved. After a decline in our loan portfolio for five consecutive quarters and hitting a two year low of $864 million in August 2003, loans rebounded to $916 million at year end."

   2003 Fourth Quarter Earnings
   (Unaudited)

   Net income for the fourth quarter of 2003 was $4.669 million, as compared to $4.750 million for the fourth quarter of 2002. Diluted earnings per share were $.47 for the fourth quarter of 2003, compared to diluted earnings per share of $.49 for the fourth quarter of 2002.
   Net interest income was $12.9 million for the fourth quarter of 2003 as compared to $12.4 million in 2002. The increased net interest income resulted from a 10% increase in average earning assets offset by a 21 basis point decrease in the net interest margin. Margin compression resulted from the lower interest rate environment.
   The provision for loan losses decreased to $250,000 for the fourth quarter of 2003 compared to $1,100,000 for the fourth quarter of 2002, due to better asset quality.
   Other income decreased 13%, primarily as a result of the following:

   -- Service charges on deposit accounts - down $444,000 primarily due to the loss of one significant customer whose contract expired June 30, 2003.

   -- Gains on mortgages sold, net of commissions - down $281,000 due to the slowdown in refinancing.

   --  Investment management and trust fees - up $109,000.

   Other expenses rose 10% in the fourth quarter of 2003 primarily as a result of the following:

   -- Salaries and employee benefits - up $363,000 due to an increase in full time equivalents (primarily lenders and personnel to staff new branches), higher compensation costs and increased costs of employee benefits.

   -- Occupancy and equipment - up $394,000 due to the opening of three branches in 2003 and Bank expansion into previously leased space at the Company's Oak Brook headquarters.

   --  Provision for Other Real Estate Owned increased $212,000. (See
        Asset Quality.)

   Record Assets and Solid Equity at December 31, 2003

   Total assets reached a record high of $1.848 billion at December 31, 2003, up 16%, from $1.597 billion at December 31, 2002.
   Shareholders' equity stood at $120.9 million at December 31, 2003, up 8%, from $111.9 million at December 31, 2002. Book value per share increased to $12.12, up 6%, from $11.44 at December 31, 2002.
   The Company's and Oak Brook Bank's capital ratios met the "well capitalized" criteria of the Federal Reserve and FDIC, respectively. "Well-capitalized" status reduces Fed regulatory burdens and helps lessen FDIC insurance assessments.
   In December, the Company received $5 million in proceeds as part of a Pooled Trust Preferred program. The proceeds bear a variable interest rate of 90-day LIBOR plus 2.80% and represent a portion of a $348.6 million pool distributed in an institutional private placement through co-lead managers Sandler, O'Neill & Partners, L.P. and Merrill Lynch. The proceeds, which are currently included as Tier 1 capital for regulatory purposes, provide capital to support the Company's and the Bank's future growth.

   Asset Quality
   (Unaudited)

   Nonperforming loans were $542,000 at December 31, 2003, a decrease from $1,444,000 at December 31, 2002.
   Net charge-offs for the full year of 2003 totaled $582,000 compared to $14.28 million in 2002. Gross charge-offs in 2003 of $1.3 million related primarily to $815,000 charged off on the sale into the secondary market of $9.8 million of exposure ($8.5 million of outstanding balances) on two performing nationally syndicated credits. The Company's remaining portfolio of nationally syndicated loans is fully performing as required contractually. With the exception of those two credits, substantially all charge-offs relate to the Company's indirect vehicle portfolio. Gross recoveries were $725,000, of which $492,000 related to a hotel loan with the remainder primarily from indirect vehicle loans. Gross charge-offs in 2002 related primarily to the property currently recorded in Other Real Estate Owned.
   As of December 31, 2003, the Company's allowance for losses rose to $8.4 million, or .91% of loans outstanding, compared to $7.4 million, or .81% of loans outstanding at December 31, 2002.
   At December 31, 2003, nonperforming assets totaled $16.8 million. Nonperforming assets include Other Real Estate Owned ($16.1 million), nonperforming loans ($542,000), and repossessed vehicles held for sale ($106,000).
   Other Real Estate Owned consists of a 24 unit luxury condominium project in Chicago. The property is substantially completed within budget. Four units are sold, closed, and occupied. There are sales contracts on five additional units; earnest money has been received on one of these units and four are pending attorney approval. The property is recorded at its estimated net realizable value of $16.1 million; there is an additional $2.8 million of costs yet to be disbursed.

   Growing Branch Network

   The Company's banking subsidiary is Oak Brook Bank. The Bank currently operates seventeen banking offices, fifteen in the western suburbs of Chicago, one in the northern suburbs of Chicago, and one at Huron and Dearborn Streets in downtown Chicago, in addition to an Internet branch at www.obb.com. The Bank opened three new branches in 2003: Countryside in January, Graue Mill in June, and St. Charles in October.

   Shareholder Information

   The Company's Common Stock trades on the Nasdaq Stock Market(R) under the symbol FOBB. FOBB remains in the Russell 2000(R) Index.
   Twenty-one firms make a market in the Company's Common stock. The following five firms also provide research coverage: Howe Barnes Investments, Inc.; Sandler, O'Neill & Partners; Stifel Nicolaus & Co.; Keefe, Bruyette & Woods, Inc.; and FTN Financial Securities Corp.
   At our Web site www.firstoakbrook.com you will find shareholder information including this press release and electronic mail boxes. You will also have the option of directly linking to additional financial information filed with the SEC.
   A condensed balance sheet, income statement and selected financial data are enclosed.

   Forward-Looking Statements

   This release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and this statement is included for purposes of invoking these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, can generally be identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain and actual results may differ materially from the results projected in forward-looking statements due to various factors. These risks and uncertainties include, but are not limited to, fluctuations in market rates of interest and loan and deposit pricing; a deterioration of general economic conditions in the Company's market areas; legislative or regulatory changes; adverse developments in our loan or investment portfolios; the assessment of the provision and reserve for loan losses; developments pertaining to loan fraud and the condominium project discussed above, including, without limitation, construction costs, delays and the strength of the Chicago luxury condominium market; significant increases in competition or changes in depositor preferences or loan demand, difficulties in identifying attractive branch sites or other expansion opportunities, or unanticipated delays in construction buildout; difficulties in attracting and retaining qualified personnel; and possible dilutive effect of potential acquisitions or expansion. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. We undertake no obligation to update publicly any of these statements in light of future events except as may be required in subsequent periodic reports filed with the Securities and Exchange Commission.

FIRST OAK BROOK BANCSHARES, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

                              December 31, December 31,       %
                                 2003         2002          Change
                              ----------------------------------------
                                       (Dollars in thousands)
Assets
   Cash and due from banks      $   46,308   $   61,505           (25)
   Federal funds sold and
    interest-bearing
    deposits with banks             20,008       55,005           (64)
   Investment securities           783,471      507,485            54
   Loans:
        Commercial loans           128,849      135,966            (5)
        Construction loans          40,493       60,805           (33)
        Commercial mortgage
         loans                     234,967      245,099            (4)
        Residential mortgage
         loans                     101,133      100,840             -
        Home equity loans          139,926      123,531            13
        Indirect vehicle loans     262,823      236,109            11
        Other consumer loans         7,487        9,731           (23)
                              -------------------------
   Total loans, net of
    unearned income                915,678      912,081             -
    Allowance for loan losses       (8,369)      (7,351)           14
                              -------------------------
   Net loans                       907,309      904,730             -
   Other Real Estate Owned,
    net of valuation reserve        16,130        7,944           103
   Bank owned life insurance        21,011       15,184            38
   Other assets                     53,578       45,643            17
                              -------------------------
Total assets                    $1,847,815   $1,597,496            16
                              =========================
Liabilities
   Noninterest-bearing
    demand deposits             $  250,101   $  247,806             1
   Interest-bearing deposits     1,208,401    1,016,925            19
                              -------------------------
   Total deposits                1,458,502    1,264,731            15
   Short-term borrowings            69,910       84,637           (17)
   FHLB borrowings                 161,500      102,000            58
   Trust Preferred Capital
    Securities                      23,000       18,000            28
   Other liabilities                14,011       16,186           (13)
                              -------------------------
Total liabilities                1,726,923    1,485,554            16
Shareholders' equity               120,892      111,942             8
                              -------------------------
Total liabilities and
 shareholders' equity           $1,847,815   $1,597,496            16
                              =========================


FIRST OAK BROOK BANCSHARES INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(In Thousands        Three months ended            Year ended
 Except Per            December 31,    %          December 31,    %
 Share Data)          2003      2002 Change      2003      2002 Change
                 -------------------------- --------------------------
 Interest income:
     Loans         $11,840   $14,404   (18)   $50,852   $58,907   (14)
     Investment
      securities     7,996     6,379    25     28,583    22,659    26
     Other             101       142   (29)       500     1,001   (50)
                 -------------------        -------------------
 Total interest
  income            19,937    20,925    (5)    79,935    82,567    (3)
 Interest
  expense:
     Deposits        5,350     6,484   (17)    21,596    27,152   (20)
     Short term
      borrowings       156       318   (51)       829     1,596   (48)
     FHLB
      borrowings     1,202     1,365   (12)     5,051     5,390    (6)
     Trust
      Preferred
      Capital
      Securities       312       324    (4)     1,228       981    25
                 -------------------        -------------------
 Total interest
  expense            7,020     8,491   (17)    28,704    35,119   (18)
                 -------------------        -------------------
     Net interest
      income        12,917    12,434     4     51,231    47,448     8
 Provision for
  loan losses          250     1,100   (77)     1,600    14,650   (89)
                 -------------------        -------------------
     Net interest
      income
      after
      provision
      for loan
      losses        12,667    11,334    12     49,631    32,798    51
 Other income:
     Service
      charges on
      deposit
      accounts       1,441     1,885   (24)     6,860     7,376    (7)
     Investment
      management
      and trust
      fees             589       480    23      2,140     1,701    26
     Merchant
      credit card
      processing
      fees           1,260     1,241     2      4,849     4,813     1
     Gains on
      mortgages
      sold, net
      of
      commissions       50       331   (85)     1,004       814    23
     Income from
      sale of
      covered
      call
      options          259       283    (8)     1,167       395   195
     Income from
      bank owned
      life
      insurance        220       184    20        829       184   351
     Other
      operating
      income           338       372    (9)     1,369     1,853   (26)
     Investment
      securities
      gains, net         -         3    (a)       217       314   (31)
                 -------------------        -------------------
 Total other
  income             4,157     4,779   (13)    18,435    17,450     6
 Other expenses:
     Salaries and
      employee
      benefits       5,675     5,312     7     23,346    19,610    19
     Occupancy
      and
      equipment      1,411     1,017    39      4,872     4,058    20
     Data
      processing       464       480    (3)     1,828     1,727     6
     Professional
      fees             342       295    16      1,309     1,766   (26)
     Advertising
      and
      business
      development      356       382    (7)     1,778     1,641     8
     Merchant
      credit card
      interchange
      expense        1,012       969     4      3,799     3,717     2
     Provision
      for other
      real estate
      owned            212         -    (a)     1,415         -    (a)
     Other
      operating
      expense          874       935    (7)     3,156     3,222    (2)
                 -------------------        -------------------
 Total other
  expenses          10,346     9,390    10     41,503    35,741    16
                 -------------------        -------------------
     Income
      before
      income
      taxes          6,478     6,723    (4)    26,563    14,507    83
     Income tax
      expense        1,809     1,973    (8)     8,128     4,006   103
                 -------------------        -------------------
 Net income        $ 4,669   $ 4,750    (2)   $18,435   $10,501    76
                 ===================        ===================
 Diluted earnings
  per share (1)    $   .47   $   .49    (4)   $  1.87   $  1.08    73
                 ===================        ===================

(a) Percentage change information not meaningful.
(1) Earnings per share have been restated to reflect the three-for-two stock split distributed in August 2003.


FIRST OAK BROOK BANCSHARES, INC. AND SUBSIDIARY
SELECTED CONSOLIDATED FINANCIAL DATA (UNAUDITED)

(In Thousands        Three months ended            Year ended
 Except Per            December 31,    %          December 31,    %
 Share Data)          2003      2002 Change      2003      2002 Change
                 -------------------------- --------------------------

AVERAGE BALANCES:
     Loans, net of
      unearned
      income      $897,676  $928,366    (3)  $890,579  $926,412    (4)
     Investment
      securities   682,988   502,968    36    608,213   417,904    46
     Earning
      assets     1,621,518 1,474,269    10  1,544,470 1,405,070    10
     Total
      assets     1,746,795 1,571,235    11  1,655,593 1,483,647    12
     Demand
      deposits     247,559   231,799     7    246,525   216,100    14
     Total
      deposits   1,436,606 1,246,165    15  1,326,347 1,169,006    13
     Shareholders'
      equity       116,834   109,295     7    116,764   104,706    12

COMMON STOCK
 DATA (1)
     Earnings
      per share:
       Basic      $    .48  $    .50    (4)  $   1.92  $   1.10    75
       Diluted         .47       .49    (4)      1.87      1.08    73
Weighted average
 shares
 outstanding:
       Basic     9,685,572 9,513,078     2  9,618,815 9,504,638     1
       Diluted   9,961,298 9,784,331     2  9,874,158 9,765,587     1
     Cash
      dividends
      paid per
      share       $    .14  $   .095    47   $   .449  $    .35    28
     Market price
      at period
      end         $  30.01  $  20.95    43
     Book value
      per share   $  12.12  $  11.44     6
     Price to
      book ratio      2.48x     1.83x   36
     Price to
      earnings
      ratio (2)      16.05x     19.5x  (18)
     Period end
      shares
      outstand-
      ing        9,680,711 9,501,196     2

 FINANCIAL RATIOS
     Return on
      average
      assets (3)      1.06%     1.20%  (12)      1.11%      .71%   56
     Return on
      average
      shareholders'
      equity (3)     15.86%    17.24%   (8)     15.79%    10.03%   57
     Overhead
      ratio (3)       1.51%     1.24%   22       1.49%     1.30%   15
     Efficiency
      ratio (3)      60.60%    54.54%   11      59.57%    55.07%    8
     Net interest
      margin on
      average
      earning
      assets (3),(4)  3.20%     3.41%   (6)      3.36%     3.44%   (2)
     Net interest
      spread (3),(4)  2.89%     2.92%   (1)      2.97%     2.89%    3
     Dividend payout
      ratio          29.05%    18.98%   53      25.75%    32.98%  (22)

(1) Common stock data has been restated to reflect the three-for-two stock split distributed in August 2003.
(2) Calculated using the end of period market price divided by the last twelve months diluted earnings of $1.87 per share in 2003 and $1.08 per share in 2002.
(3) Annualized ratio.
(4) On a fully tax equivalent basis. Average yield on tax exempt loans and investment securities include the effects of tax equivalent adjustments using a tax rate of 35%.


FIRST OAK BROOK BANCSHARES, INC. AND SUBSIDIARY
SELECTED CONSOLIDATED FINANCIAL DATA (UNAUDITED)

                                       December 31,    December 31,
(Dollars in Thousands)                     2003            2002
CAPITAL RATIOS        (minimum for     ------------------------------
                     "well capitalized")

Company Consolidated:
   Tier 1 capital ratio      6%           12.52%          11.06%
   Total risk-based
    capital ratio           10%           13.26%          11.73%
   Capital leverage ratio    5%            8.11%           7.74%

Oak Brook Bank:
   Tier 1 capital ratio      6%           11.52%          10.49%
   Total risk-based
    capital ratio           10%           12.26%          11.16%
   Capital leverage ratio    5%            7.44%           7.33%

ASSET QUALITY RATIOS
Nonperforming loans                    $    542        $  1,444
Nonperforming assets
 (includes nonperforming loans)          16,778           9,605
Nonperforming loans to
 total loans                                .06%            .16%
Nonperforming assets to
 total assets                               .91%            .60%
Net charge-offs to
 average loans                              .07%           1.54%
Allowance for loan
 losses to total loans                      .91%            .81%
Allowance for loan
 losses to nonperforming loans            15.44x           5.09x

ROLLFORWARD OF ALLOWANCE FOR LOAN LOSSES

Balance at January 1                    $ 7,351       $   6,982
Charge-offs during the period:
     Construction, land
      acquisition and
      development loans                       -         (13,963)
     Commercial loans                      (815)              -
     Indirect vehicle loans                (479)           (533)
     Consumer loans                         (13)            (15)
                                       ------------------------------
         Total charge-offs               (1,307)        (14,511)
Recoveries during the period:
     Construction, land
      acquisition and
      development loans                     492               -
     Commercial loans                         1              44
     Indirect vehicle loans                 216             161
     Consumer loans                          16              25
                                       ------------------------------
         Total recoveries                   725             230
                                       ------------------------------
Net charge-offs during the period          (582)        (14,281)
Provision for loan losses                 1,600          14,650

Allowance for loan losses
 at December 31                         $ 8,369         $ 7,351
                                       ==============================


FIRST OAK BROOK BANCSHARES, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED QUARTERLY STATEMENT OF INCOME (UNAUDITED)

                                               2003
                                   ----------------------------------
                                   Fourth   Third    Second   First
                                   Quarter  Quarter  Quarter  Quarter
                                   -------  -------  -------  -------
                                         (Dollars in thousands)

Interest income                    $19,937  $19,635  $20,079  $20,284
Interest expense                     7,020    6,582    7,295    7,807
                                   -------  -------  -------  -------

Net interest income                $12,917  $13,053  $12,784  $12,477
Provision for loan losses              250      350      250      750
Other income                         4,157    4,422    5,133    4,723
Other expense                       10,346   10,534   10,901    9,722
                                   -------  -------  -------  -------

Income (loss) before income taxes  $ 6,478  $ 6,591  $ 6,766  $ 6,728
Income tax expense (benefit)         1,809    1,955    2,182    2,182
                                   -------  -------  -------  -------

Net income (loss)                  $ 4,669  $ 4,636  $ 4,584  $ 4,546
                                   =======  =======  =======  =======

Diluted earnings (loss)
 per share (1)                     $   .47  $   .47  $   .47  $   .46
                                   =======  =======  =======  =======

                                                2002
                                   ----------------------------------
                                   Fourth   Third    Second   First
                                   Quarter  Quarter  Quarter  Quarter
                                   -------  -------  -------  -------
                                         (Dollars in thousands)

Interest income                    $20,925  $21,302  $20,504  $19,836
Interest expense                     8,491    9,147    8,645    8,836
                                   -------  -------  -------  -------

Net interest income                $12,434  $12,155  $11,859  $11,000
Provision for loan losses            1,100    2,200   10,850      500
Other income                         4,779    4,198    4,475    3,998
Other expense                        9,390    8,374    9,254    8,723
                                   -------  -------  -------  -------

Income (loss) before income taxes  $ 6,723  $ 5,779  $(3,770) $ 5,775
Income tax expense (benefit)         1,973    1,662   (1,441)   1,812
                                   -------  -------  -------  -------

Net income (loss)                  $ 4,750  $ 4,117  $(2,329) $ 3,963
                                   =======  =======  =======  =======

Diluted earnings (loss)
 per share (1)                     $   .49  $   .42  $  (.25) $   .41
                                   =======  =======  =======  =======

(1) Earnings per share have been restated to reflect the three-for-two stock split distributed in August 2003.


    CONTACT: First Oak Brook Bancshares, Inc.
             Rosemarie Bouman, 630-571-1050 ext. 258
             rbouman@obb.com
             www.firstoakbrook.com